SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

WELLS FARGO GLOBAL DIVIDEND OPPORTUNITY FUND
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X] [ ]	No fee required. Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(a) Title of each class of securities to which transaction applies:
(b) Aggregate number of securities to which transaction applies:
(c) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(d) Proposed maximum aggregate value of transaction:
(e) Total fee paid:
[ ]	Fee paid previously with preliminary material
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(a) Amount Previously Paid: ______________
(b) Form, Schedule or Registration Statement No.: ____
(c) Filing Party: ______________________
(d) Date Filed: _______________________

[WFAM Logo]

URGENT – ACTION REQUESTED

Re:  Your investment with Wells Fargo Global Dividend Opportunity Fund

Dear Shareholder:

According to our records, you have not voted on important proposals for the upcoming Special Meeting of Shareholders.

Unless a sufficient number of shareholders vote by August 16, 2021, the meeting date for the Special Meeting of Shareholders of the Wells Fargo Global Dividend Opportunity Fund, the fund will not be able to implement the proposals without adjourning the meeting to a later date, and possibly incurring additional proxy solicitation costs.

It’s extremely important that you participate in the matters concerning your investment by voting.

THE FUND’S BOARD AND MANAGEMENT RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS

YOUR VOTE IS CRITICAL. PLEASE VOTE NOW BEFORE TIME RUNS OUT.

Please vote using one of the following options:

VOTE ONLINE

Log on to the website shown on your proxy card.  Please have your proxy card in hand to access your control number (located in the box) and follow the on-screen instructions.

VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

VOTE BY MAIL

Complete, sign and date the proxy card and then return it in the enclosed postage paid envelope.

The Proxy Statement we sent you contains important information regarding the proposal that you are being asked to consider. A copy of the Proxy Statement may be viewed or downloaded at the website listed on your proxy card.  Please read the materials carefully. If you have any questions regarding the proposal, or need assistance with voting, you may call Computershare Fund Services, the funds’ proxy solicitor, toll free at 1-866-456-7052.

Thank you for your prompt attention to this matter.

EOD Reminder Letter